                            NONCOMPETITION AGREEMENT


     THIS NONCOMPETITION AGREEMENT (this "Agreement"), dated this 27th day of February, 1997, is made by and between GFSI HOLDINGS, INC., a Delaware corporation ("Holdings"), and ROBERT M. WOLFF, an individual ("Seller").

                              W I T N E S S E T H:

     WHEREAS, the Seller has been actively involved in the business of Winning Ways, Inc., a Missouri corporation (the "Company"), as an employee, substantial stockholder, officer and member of the Board of Directors of the Company; and

     WHEREAS, Holdings and GFSI, Inc., a Delaware corporation ("GFSI"), have agreed to purchase all of the issued and outstanding shares of capital stock of the Company (the "Shares") pursuant to an Agreement for Purchase and Sale of Stock dated January 24, 1997, by and among GFSI, Holdings and all of the stockholders of the Company (the "Purchase Agreement"); and

     WHEREAS, the continued involvement by the Seller in a business in competition with the Company would diminish the value of the Shares to be purchased by Holdings; and

     WHEREAS, as an inducement to Holdings to consummate its purchase of the Shares, the Seller has agreed not to compete with Holdings and to refrain from making disclosures to the extent set forth below;

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto agree as follows:

     1. Restrictive Covenants. In consideration of the annual sum of Two Hundred Fifty Thousand Dollars ($250,000) to be paid in monthly installments by Holdings to the Seller during the ten (10) year period following the date hereof, the Seller agrees that for a period of ten (10) years from the date hereof, the Seller shall not:

          a. directly or indirectly, either individually or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, engage in, assist or have any active interest in a business located anywhere in the United States that (i) manufactures, distributes or markets custom imprinted and embroidered activewear or that otherwise competes with or is similar in concept, design or format to the business conducted by Holdings or the Company on the date hereof or at any time during the term of this covenant, or (ii) sells to, supplies, provides goods or services to, purchases from, or does business in any manner with Holdings or the Company. Notwithstanding the above, this paragraph shall not be construed to prohibit the Seller from owning shares of Holdings or from owning less than ten percent (10%) of the securities of a corporation which is publicly traded on a securities exchange or over-the-counter; or

          b. directly or indirectly, either individually, or as a principal, partner, agent, employee, employer, consultant, stockholder, joint venturer, or investor, or as a director or officer of any corporation or association, or in any other manner or capacity whatsoever, (i) divert or attempt to divert from Holdings or the Company any business with any customer or account with which the Seller had any contact or association, which was under the supervision of the Seller, or the identity of which was learned by the Seller as a result of the Seller's employment with Holdings or the Company, or (ii) induce any salesperson, distributor, supplier, vendor, manufacturer, representative, agent, jobber or other person transacting business with Holdings or the Company to terminate their relationship or association with Holdings or the Company, or to represent, distribute or sell services or products in competition with services or products of Holdings or the Company, or (iii) induce or cause any employee of Holdings or the Company to leave the employ of Holdings or the Company; provided, however, nothing contained in this clause (iii) shall prohibit the Seller from voting to terminate the employ of any officer of the Company in connection with the performance of the Seller's obligations as a member of the Board of Directors of Holdings or any affiliate of Holdings.

     2. Non-Disclosure. The Seller shall not at any time or in any manner, directly or indirectly, use or disclose to any party other than Holdings any trade secrets or other Confidential Information (as defined below) learned or obtained by him while a stockholder, officer or director of Holdings or the Company. As used herein, the term "Confidential Information" means information disclosed to or known by the Seller as a consequence of his position with Holdings or the Company and not generally known in the industry in which Holdings or the Company is engaged and that in any way relates to the Company's or Holdings' products, processes, services, inventions (whether patentable or not), formulas, techniques or know-how, including, but not limited to, information relating to distribution systems and methods, research, development, manufacturing, purchasing, accounting, engineering, marketing, merchandising and selling.

     3. Affiliate Transactions. For as long as the Seller or any member of his family is the beneficial owner of any stock of Holdings, neither the Seller, any member of his family nor any Affiliate (as defined in the Purchase Agreement) of the Seller shall engage, directly or indirectly, in any business transaction



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

with Holdings, the Company or any Affiliate of Holdings.

     4. Specific Performance. The Seller acknowledges and agrees that Holdings' rights hereunder are special and unique and that any violation of this Agreement by the Seller would not be adequately compensated by money damages, and the Seller hereby grants Holdings the right to specifically enforce (including injunctive relief where appropriate) the terms of this Agreement.

     5. Termination. The obligation of Holdings to deliver to the Seller the payments required by Section 1 shall terminate upon the occurrence of any of the following events:

     a. Total or partial disability of the Seller that has continued for at least 12 months;

     b. Conviction of a felony;

     c. Frequent drunkenness on the job;

     d. The death of Seller; or

     e. The Seller's breach of the terms of this Agreement.

If Holdings terminates this Agreement for "cause," but the Seller contests such termination, Holdings shall continue to make all payments required by Section 1 of this Agreement after the date of such termination until and unless a final judgment is rendered in favor of Holdings and against the Seller. For purposes of this section, a final judgment means a judgment from which there is no possibility of further appeal. If Holdings terminates the payments to the Seller under Section 1 as a result of the occurrence of any of such events, the covenants of the Seller under Section 1 shall remain in full force and effect.

     6. Notices. Any notice, request, consent or communication (collectively a "Notice") under this Agreement shall be effective only if it is in writing and
(i) personally delivered, (ii) sent by certified or registered mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized overnight delivery service, with delivery confirmed, or (iv) telecopied, with receipt confirmed, addressed as follows:

     a. If to the Seller:

        Robert M. Wolff
        6432 Aberdeen
        Prairie Village, Kansas 66208



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

with a copy to:

        Leonard Rose, Esq.
        Rose, Brouillette & Shapiro, P.C.
        4900 Main Street, 11th Floor
        Kansas City, MO 64112
        Telecopier: (816) 756-1639

     b. If to Holdings to:

        GFSI Holdings, Inc.
        9 West 57th Street, Suite 4000
        New York, New York 10019
        Attention: A. Richard Caputo, Jr.
        Telecopier 212-755-5263

with copies to:

        GFSI, Inc.
        9700 Commerce Parkway
        Lenexa, Kansas 66219
        Attention:  John Menghini
        Telecopier 913-752-3336

        G. Robert Fisher, Esq.
        Bryan Cave LLP
        1200 Main Street, Suite 3500
        Kansas City, Missouri 64105
        Telecopier 816-391-7600

or such other persons or addresses as shall be furnished in writing by any party to the other party. A Notice shall be deemed to have been given as of the date when (i) personally delivered, (ii) five (5) days after the date when deposited with the United States mail properly addressed, (iii) when receipt of a Notice sent by an overnight delivery service is confirmed by such overnight delivery service, or (iv) when receipt of the telecopy is confirmed, as the case may be, unless the sending party has actual knowledge that a Notice was not received by the intended recipient.

     7. Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by the Seller.

     8. Governing Law. This Agreement shall be governed by the law of the State of Missouri as to all matters, including, but not limited to, matters of validity, construction, effect and performance, except that no doctrine of choice of law shall be used to apply any law other than of Missouri.



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

     9. Severability. Holdings and the Seller believe the covenants against competition contained in this Agreement are reasonable and fair in all respects, and are necessary to protect the interests of Holdings. However, in case any one or more of the provisions or parts of a provision contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement or any other jurisdiction, but this Agreement shall be reformed and construed in any such jurisdiction as if such invalid or illegal or unenforceable provision or part of a provision had never been contained herein and such provision or part shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted in such jurisdiction.

     10. Neutral Interpretation. This Agreement constitutes the product of the negotiation of the parties hereto and the enforcement hereof shall be interpreted in a neutral manner, and not more strongly for or against any party based upon the source of the draftsmanship hereof.

     11. Attorneys' Fees. If any legal action or other proceeding is commenced to enforce or interpret any provision of, or otherwise relating to, this Agreement, the losing party shall pay the prevailing party's reasonable expenses incurred in the investigation of any claim leading to the proceeding, preparation for and participation in the proceeding, any appeal or other post judgment motion, and any action to enforce or collect the judgment, including contempt, garnishment, levy, discovery and bankruptcy. "Expenses" shall include, without limitation, court or other proceeding costs and experts' and attorneys' fees and their expenses. The phrase "prevailing party" shall mean the party who is determined in the proceeding to have prevailed and who prevails by dismissal, default or otherwise.

     12. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and may not be modified orally, but only by a writing subscribed by the party charged therewith. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings (whether oral or written) between the parties with respect to such subject matter.




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     IN WITNESS WHEREOF, the parties hereto have made and entered into this
Agreement the date first hereinabove set forth.

                                          HOLDINGS:

                                          GFSI HOLDINGS, INC.


                                          By /s/ A. Richard Caputo, Jr.
                                             ----------------------------
                                             A. Richard Caputo, Jr.
                                             Vice President

                                          SELLER:

                                          /s/ Robert M. Wolff
                                          -------------------------------
                                          Robert M. Wolff



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